Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is entered into and effective as of May 6, 2026 (the “Execution Date”), by and between NextTrip, Inc., a Nevada corporation (the “Company”), and the purchaser identified on the signature page hereto (including its designees, successors and assigns, the “Purchaser”).

RECITALS

A. The parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue to Purchaser, and Purchaser shall purchase from the Company, the Preferred Shares (as defined below) at an aggregate purchase price of $1,015,000, with each such Preferred Share having a stated value equal to the Per Share Purchase Price (as defined below) together with an issuance fee of 40,000 additional Preferred Shares; and

B. The offer and sale of the Preferred Shares provided for herein are being made without registration under the Securities Act, in reliance upon the provisions of Section 4(a)(2) of the Securities Act and such other exemptions from the registration requirements of the Securities Act as may be available with respect to any or all of the purchases of Preferred Shares to be made hereunder.

AGREEMENT

In consideration of the premises, the mutual provisions of this Agreement, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Company and Purchaser agree as follows:

ARTICLE I

DEFINITIONS

In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

“Action” shall have the meaning ascribed to such term in Section 3.1(t).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to Purchaser, without limitation, any Person owning, owned by, or under common ownership with Purchaser, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as Purchaser will be deemed to be an Affiliate.

“Agreement” means this Securities Purchase Agreement including the exhibits and schedules hereto.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate” means the Certificate of Designations of Rights and Preferences of the Preferred Shares to be filed by the Company with the Secretary of State of the State of Nevada, in the form attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Closing” has the meaning set forth in Section 2.3(a).

“Closing Date” has the meaning set forth in Section 2.3(a).

“Collateral Shares” has the meaning set forth in Section 4.22.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Common Stock Equivalents” means any securities of the Company or any of its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contracts” means any and all contracts, agreements, commitments, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, Encumbrances, evidence of indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, whether written or oral and whether or not entered into in the ordinary and usual course of the Person’s business, excluding any Permits, provided that each such Contract shall provide for the payment of no less than $100,000.

“Conversion Shares” means the shares of Common Stock into which the Preferred Shares are convertible in accordance with the terms of the Certificate.

“Disclosure Schedules” means the disclosure schedules of the Company delivered concurrently herewith, attached hereto, and incorporated herein by reference. The Disclosure Schedules shall contain no material non-public information.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(aa).

“DTC” means The Depository Trust Company, or any successor performing substantially the same function for Company.

“Effective Date” means the date on which the initial registration statement filed pursuant to Section 4.10(b) is declared effective by the SEC.

“Encumbrances” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Notice” has the meaning set forth in Section 4.5(b).

“Exchange Right” has the meaning set forth in Section 4.5(b).

“Exempt Issuance” means the issuance of (i) Common Stock or options or other equity awards to employees, consultants, officers or directors of the Company, that is approved by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, provided that the aggregate number of shares of Common Stock (on an as-converted basis) issuable under this clause (i) shall not exceed 15% of the issued and outstanding Common Stock as of the date of this Agreement, as adjusted for any stock splits, combinations, stock dividends or similar events, and provided further that such issuance is made pursuant to a written equity compensation plan or arrangement approved by the Company’s Board of Directors; (ii) securities issued upon the exercise or exchange of or conversion of the Preferred Shares, Warrants, or other securities issued pursuant to the Transaction Documents; (iii) securities issued upon the exercise or exchange of or conversion of any other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than standard anti-dilution adjustments for stock splits, dividends, or recapitalizations) or to extend the term of such securities; (iv) shares of Common Stock or Common Stock Equivalents issuable as specifically set forth on Schedule I hereto; and (v) securities issued in connection with a Strategic Transaction.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Filing Deadline” has the meaning set forth in Section 4.10(b).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fundamental Transaction” has the meaning set forth in the Warrants.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Authority” means any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any government or governmental or regulatory, legislative, executive authority thereof, or commission, department or political subdivision thereof, whether federal, state, regional, municipal, local or foreign, or any department, board, bureau, agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including, but not limited to, the SEC and FINRA.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(x).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(ff)(i).

“Issuance Fee Shares” has the meaning set forth in Section 2.1.

“Issuable Shares” means the Preferred Shares (including the Issuance Fee Shares), the Conversion Shares and the Warrant Shares.

“Issuer Covered Person” shall have the meaning ascribed to such term in Section 3.1(aa).

“Knowledge” means, with respect to any Person, (x) such Person is actually aware of such fact or matter or (y) such Person should reasonably have been expected to discover or otherwise become aware of such fact or matter after reasonable investigation, and for purposes hereof it shall be assumed that such Person has conducted a reasonable investigation of the accuracy of the representations and warranties set forth herein.

“Legal Requirement” means any federal, state, local, municipal, foreign, multi-national or other law, common law, statute, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liability” means any liability, obligation or indebtedness of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Liens” means any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

“Loss” or “Losses” means any and all Liability, damages, fines, fees, penalties and expenses whether or not arising out of litigation, including without limitation, interest, reasonable expenses of investigation, court costs, reasonable out-of-pocket fees and expenses of attorneys, accountants and other experts or other reasonable out-of-pocket expenses of litigation or other legal proceedings, incurred in connection with the rightful enforcement of rights under this Agreement against any party hereto, and whether or not arising out of third party claims against an indemnified party.

“Material Adverse Effect” means any material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Agreement” means any material loan agreement, financing agreement, equity investment agreement or securities instrument to which Company is a party, any agreement or instrument to which Company and Purchaser or any Affiliate of the Purchaser is a party, and any other material agreement listed, or required to be listed, on any of Company’s reports filed or required to be filed with the SEC, including without limitation Forms 10-K, 10-Q and 8-K.

“Purchase Price” means $1,015,000, payable by the Purchaser in cash at the Closing.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(ii).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(hh).

“Offered Securities” has the meaning set forth in Section 4.5(a).

“Order” means any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent.

“Officer’s Certificate” has the meaning set forth in the Section 2.3(b)(i) hereof.

“Per Share Purchase Price” shall mean $2.7550.

“Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

“Permitted Liens” means the individual and collective reference to the following: (a) Liens for Taxes, assessments and other governmental charges or levies not yet due or Liens for Taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; and (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature that are not past due, in each case in the ordinary course of business, but excluding any contract for the payment of money.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Craft Capital Management LLC.

“Pledge Agreement” shall have the meaning ascribed to such term in Section 2.3(b)(ix).

“Preferred Shares” means the shares of Series B Convertible Preferred Stock being issued and sold to the Purchaser by the Company hereunder, including the Issuance Fee Shares.

“Principal Market” means the NASDAQ Capital Market or any successor thereto.

“Principal Market Rules” means the rules and regulations of the Principal Market.

“Properties” means any and all properties and assets (real, personal or mixed, tangible or intangible) owned or used by the Company.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Registrable Securities set forth in Section 4.10.

“Registrable Securities” has the meaning set forth in Section 4.10.

“Required Approvals” means any approvals that may be required hereunder.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(g).

“Secretary’s Certificate” has the meaning set forth in Section 2.3(b)(ii) hereof.

“Securities” means the Issuable Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means shares of Series B Convertible Preferred Stock, issuable pursuant to the Certificate.

“Series B Share Price” shall mean the Per Share Purchase Price.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Strategic Transaction” means any transaction where the principal objective is to acquire an interest in an operating company, and is not a fund.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Preferred Shares and the Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any Person the Company owns or controls, or in which the Company, directly or indirectly, owns a majority of the capital stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Tax” means any and all taxes, charges, fees, levies or other assessments, including, without limitation, local and/or foreign income, net worth, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, share capital, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, registration, recording, ad-valorem, value-added, alternative or add-on minimum, estimated, or other taxes, assessments or charges of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Tax Return” means any federal, state, local and foreign tax return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any Tax.

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is (a) scheduled to trade for less than 5 hours, or (b) suspended from trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, OTCQB, OTCQX, or the OTC Pink (or any successors to any of the foregoing). Notwithstanding the foregoing, term “Trading Market” shall only include the OTC Pink for any interim period of time required upon the Company’s delisting from any other Trading Market provided that the Company shall be required to use its best efforts to list its Common Stock for trading or quotation on another Trading Market (excluding the OTC Pink) promptly upon such delisting and the failure to do so shall constitute a default under the terms of this Agreement and the other Transaction Documents.

“Transaction Documents” means this Agreement, the Certificate, the Warrants, the Pledge Agreement, the Transfer Agent Instruction Letter and the other agreements and documents referenced herein, and the exhibits and schedules hereto and thereto.

“Transfer Agent” means Equiniti Trust Company, with a mailing address of 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120, the current transfer agent of the Company and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to reserve the Conversion Shares and Warrant Shares pursuant to the Transaction Documents in the form attached hereto as Exhibit D.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted for trading on a Trading Market and if prices for the Common Stock are then reported on the OTC Pink Marketplace maintained by OTC Markets Group Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing price per share of the Common Stock so reported, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchaser of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrant” and “Warrants” have the meaning set forth in Section 2.2.

“Warrant Shares” means the 100,000 shares of Common Stock into which the Warrants are exercisable in accordance with the terms of the Warrant.

ARTICLE II

PURCHASE AND SALE

2.1 Agreement to Purchase. Subject to the terms and conditions herein and the satisfaction of the conditions to closing set forth in this Article II, the Company hereby agrees to issue to the Purchaser and the Purchaser hereby agrees to purchase from the Company, (a) a number of Preferred Shares equal to the Purchase Price divided by the Per Share Purchase Price, plus (b) 40,000 additional Preferred Shares for no consideration as an issuance fee (the “Issuance Fee Shares”), in each case at the Closing in accordance with Section 2.3 below, and in consideration for the foregoing, the Purchaser agrees to furnish to the Company at Closing the Purchase Price.

2.2 Warrants to be Issued to Purchaser. At the Closing, for no additional consideration, Purchaser shall be issued a five-year warrant to acquire 100,000 shares of Common Stock, which warrant shall be in the form of Exhibit C attached hereto (the “Warrant” and collectively, with any warrant issued upon exchange, transfer or replacement thereof, the “Warrants”). The Warrant shall have an exercise price equal to the Per Share Purchase Price (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant).

2.3 Closing; Conditions to Closing; Mechanics of Closing.

(a) Closing. The purchase of Preferred Shares and issuance of Warrants hereunder shall take place at a single closing (the “Closing”) remotely via the exchange of documents and signatures on a Trading Day, and on which the conditions set forth in Section 2.3(b), Section 2.3(c) and Section 2.3(d) have been satisfied or waived (such date, the “Closing Date”).

(b) Purchaser Conditions to Closing. The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being satisfied or waived:

(i) each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company pursuant to this Agreement and the Transaction Documents at or prior to the Closing Date, and Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser in the form acceptable to Purchaser (the “Officer’s Certificate”);

(ii) the Company shall have delivered to Purchaser a certificate, in the form previously provided to the Company by the Purchaser, executed by the Secretary of the Company and dated as of the Closing Date, as to (A) the resolutions as adopted by the Board of Directors authorizing the entering into the Transaction Documents and the transactions envisioned thereby, which resolutions shall have remained in full force and effect, (B) the Articles of Incorporation of the Company (reflecting the filed Certificate) as in effect at the Closing and (C) the Bylaws of the Company as in effect at the Closing (the “Secretary’s Certificate”);

(iii) the Company shall have delivered to Purchaser a certificate evidencing the formation and good standing of the Company in the State of Nevada issued by the Secretary of State of the State of Nevada as of a date within ten (10) days of the Closing Date;

(iv) as of the Closing Date, trading in the Common Stock shall be listed on the Principal Market and shall not have been suspended by the SEC or the Principal Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any unforeseeable material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable to purchase the Preferred Shares or Warrants at the Closing;

(v) neither the Company nor any Significant Subsidiary, as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition, shall have suffered a Material Adverse Effect;

(vi) the Company shall not be exposed to any additional regulatory enforcement action beyond those disclosed in the SEC Documents;

(vii) no material adverse change shall have occurred since the date of the Term Sheet dated April 16, 2026; and

(viii) the Purchaser shall have completed its due diligence to its reasonable satisfaction;

(c) Additional Purchaser Conditions to Closing. The obligations of the Purchaser hereunder in connection with the Closing are also subject to the following conditions being satisfied or waived:

(i) the Company shall have filed the Certificate with the Secretary of State of the State of Nevada, and such Certificate shall be in full force and effect;

(ii) there shall have been no material breach by the Company of any obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a material breach under the Transaction Documents;

(iii) the Company shall have delivered the Company Closing Documents to the Purchaser.

(d) Company Conditions to Closing. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being satisfied or waived:

(i) the accuracy in all material respects as of the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein, in which case they shall be accurate as of such date);

(ii) the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser pursuant to this Agreement and the Transaction Documents at or prior to the Closing Date;

(iii) the Company’s receipt of the Purchase Price from the Purchaser; and

(iv) the delivery by the Purchaser of the Purchaser Closing Documents to the Company.

(e) Documents to be Delivered at Closing by the Company. The Closing shall be conditioned upon the delivery by the Company to Purchaser of each of the following (the “Company Closing Documents”) on or before the Closing Date:

(i) this Agreement duly executed by the Company;

(ii) certificates evidencing the number of Preferred Shares purchased at the Closing, including the Issuance Fee Shares;

(iii) a Warrant, duly executed by the Company, to purchase 100,000 shares of Common Stock in the form attached hereto as Exhibit C;

(iv) the Officer’s Certificate, executed by an officer of the Company;

(v) the Secretary’s Certificate, executed by the Corporate Secretary of the Company;

(vi) a Certificate of Good Standing of the Company from the Secretary of State of the State of Nevada;

(vii) the Transfer Agent Instruction Letter shall have been delivered to the Transfer Agent;

(viii) written confirmation by the Company to the Purchaser that the applicable Required Approvals have been obtained; and

(ix) all documents, instruments and other writings required to be delivered by the Company to Purchaser on or before the Closing Date pursuant to any provision of this Agreement or in order to implement and effect the transactions contemplated herein.

(f) Documents to be Delivered at the Closing by the Purchaser. The Closing shall be conditioned upon the delivery by Purchaser to the Company of each of the following (the “Purchaser Closing Documents”) on or before the Closing Date:

(i) this Agreement, duly executed by the Purchaser;

(ii) the Pledge Agreement, duly executed by the Purchaser;

(iii) the Purchaser’s Selling Stockholder Questionnaire attached hereto; and

(iv) all documents, instruments and other writings required to be delivered by the Purchaser to the Company on or before the Closing Date pursuant to any provision of this Agreement.

(g) Mechanics of Closing. Subject to such conditions set forth in this Agreement, the Closing shall occur by 5:00 p.m. Eastern time on the Closing Date at the offices of the Company or at such other location as the parties may agree, following delivery by the Purchaser to the Company of a closing notice in the form attached hereto as Exhibit E (the “Closing Notice”). On or before the Closing Date, the Purchaser shall deliver to the Company the Purchase Price, to be delivered in cash or immediately available funds, as consideration for the purchase of the Preferred Shares and Warrants pursuant to wire instructions delivered to the Purchaser by the Company, and the Purchaser Closing Documents. The Company shall deliver to the Purchaser all Company Closing Documents on or before the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules, which shall be deemed a part hereof and which shall not contain any material non-public information, the Company hereby represents and warrants to, and as applicable covenants with, the Purchaser as of the date hereof and as of the Closing Date:

(a) Organization and Qualification. The Company and each of the Subsidiaries of the Company, as listed on Schedule 3.1(a), is an entity duly organized, validly existing and in good standing under the laws of its state of incorporation or formation. The Company and each of its Subsidiaries is duly qualified to do business, and is in good standing in the states required due to (i) the ownership or lease of real or personal property for use in the operation of the Company’s business or (ii) the nature of the business conducted by the Company, except where the failure to so qualify would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries has all requisite power, right and authority to own, operate and lease its properties and assets, to carry on its business as now conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, subject to the Required Approvals. All actions on the part of the Company and its officers and directors necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Documents on or prior to the Closing, the consummation of the transactions contemplated hereby and thereby, and the performance of all of the Company’s obligations under this Agreement and the other Transaction Documents on or prior to the Closing have been taken or will be taken prior to the Closing. This Agreement has been, and the other Transaction Documents to which the Company is a party as of the Closing will be, duly executed and delivered by the Company, and this Agreement is, and each of the other Transaction Documents to which it is a party as the Closing will be, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement of rights of creditors, and except as enforceability of the obligations hereunder are subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law). All of the Subsidiaries and the Company’s ownership interests therein are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens except Permitted Liens, and subject to the Required Approvals, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Authority. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, have been duly authorized by the Board of Directors and no further filing, consent, or authorization (other than a Form D with the SEC and any other filings as may be required by any state securities agencies, a Form 8-K, and notification regarding the listing of additional shares) is required by the Company, the Board of Directors or the Company’s stockholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.

(c) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(c). Upon the filing of the Certificate with the Secretary of State of the State of Nevada, with respect to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, all Preferred Shares will rank pari passu with existing preferred shares. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance as Conversion Shares and for issuance of the Warrant Shares. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and non-assessable. Except as disclosed in SEC Documents and/or in Schedule 3.1(c), hereof: (i) none of the Company’s or any Subsidiary’s share capital is subject to preemptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company or any subsidiary; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional share capital of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) neither the Company nor any of its Subsidiaries has any liabilities or obligations required to be disclosed in the SEC Documents which are not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or could not have a Material Adverse Effect.

(d) Consents. Except as set forth in the SEC Documents and Schedule 3.1(d), neither the Company nor any of its Subsidiaries is required to obtain any consent from, authorization or order of, or make any filing (other than a Form 8-K and the applicable notification regarding the listing of additional shares) or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings (other than a Form 8-K and the applicable notification regarding the listing of additional shares) and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. As of the date of this Agreement, other than as set forth on Schedule 3.1(d), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(e) Conflicts; Non-Contravention; No Violations. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (A) result in a violation of the Certificate of Incorporation (as defined above) or other organizational documents of the Company or any of its Subsidiaries, any share capital of the Company or any of its Subsidiaries or Bylaws (as defined above) of the Company or any of its Subsidiaries, (B) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree, including foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (B) or (C) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(f) Taxes Related to the Securities. On each date the Company issues Securities to the Purchaser, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance of the Securities hereunder on such date will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(g) SEC Documents; Financial Statements. The Company has, during the preceding 12 months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). To the Knowledge of the Company, there is no event, pending event or threatened event that could result in the Company not filing with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, in compliance in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such filings.

(h) No Material Non-Public Information. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the Transaction Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. To the Knowledge of the Company after reasonable inquiry, all disclosures provided to the Purchaser regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(i) Valid Issuance of Issuable Shares. The issuance of each of the Preferred Shares, Conversion Shares and Warrant Shares are duly authorized and, upon issuance in accordance with the terms of this Agreement, the Certificate and the Warrants, as applicable, will be validly issued, fully paid and non-assessable and free and clear of all liens, Encumbrances and rights of refusal of any kind. The issuance of the Warrant is duly authorized by the Company and, when executed and delivered by the Company, will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Certain Fees. Except for fees payable by the Company to the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(k) Acknowledgment of Dilution. The Company acknowledges and agrees that (i) the issuance of the Issuable Shares pursuant to this Agreement may have a dilutive effect, which may be substantial, (ii) neither the Company nor any of the Company’s Affiliates has or will provide the Purchaser with any material non-public information regarding the Company or its securities, and (iii) the Purchaser has no obligation of confidentiality to the Company and may sell any of its Issuable Shares issued pursuant to this Agreement at any time but subject to compliance with applicable laws and regulations.

(l) Status of the Purchaser. The Company acknowledges and agrees that with respect to this Agreement and the transactions contemplated hereby, (i) the Purchaser is acting solely in an arm’s length capacity, (ii) the Purchaser does not make and has not made any representations or warranties, other than those specifically set forth in this Agreement, (iii) except as set forth in this Agreement, the Company’s obligations hereunder are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of any claim the Company may have against the Purchaser, (iv) the Purchaser has not and is not acting as a legal, financial, accounting or tax advisor to the Company, or agent or fiduciary of the Company, or in any similar capacity, and (v) any statement made by the Purchaser or any of the Purchaser’s representatives, agents or attorneys is not advice or a recommendation to the Company.

(m) Listing and Maintenance Requirements; Principal Market Regulation.

(i) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market. Except as disclosed on Schedule 3.1(m), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ii) The issuance of the Securities hereunder does not require stockholder approval under the rules and regulations of the Principal Market, including Nasdaq Listing Rule 5635(d), because the aggregate number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, together with any other shares of Common Stock issued or issuable pursuant to this Agreement and the other Transaction Documents, will not exceed 19.9% of the Company’s outstanding shares of Common Stock as of the date hereof.

(n) Shell Company Status. The Company is not an issuer identified in, or subject to, Rule 144(i) under the Securities Act.

(o) No Nasdaq Inquiries; Delisting. Except as disclosed in SEC Documents, the Company has not, in the 12 months preceding the date of this Agreement, received notice from any national securities exchange or automated quotation system on which the shares of Common Stock are listed or designated for quotation to the effect that the Company is not in compliance with the listing or maintenance requirements of such national securities exchange or automated quotation system.

(p) SEC and Nasdaq Matters. The Company’s Common Stock is listed on the Principal Market (or traded on another exchange or market reasonably acceptable to the Purchaser). No suspension of trading of the Company’s Common Stock is in effect.

(q) DTC Eligibility. The Company, through its Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (“FAST”) Program and utilizes DTC’s Deposit/Withdrawal at Custodian (“DWAC”) service, and the shares of Common Stock may be issued and transferred electronically to third parties via DTC’s DWAC service. The Company has not, in the 12 months preceding the date of this Agreement, received any notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the shares of Common Stock, or electronic trading or settlement services with respect to the shares of Common Stock are being imposed or are contemplated by DTC.

(r) No Anti-Takeover Provisions. Until the earlier of the time that the Purchaser no longer beneficially owns any Issuable Shares, the Board of Directors of the Company shall not adopt any anti-takeover provision, including without limitation any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock, that would limit the ability of Purchaser to acquire or hold Issuable Shares in accordance with this Agreement, without the Purchaser’s written consent.

(s) Blue Sky Matters. The Company shall take such action as the Purchaser shall reasonably determine is necessary in order to qualify the Securities issuable to the Purchaser hereunder under applicable securities or “blue sky” laws of the states of the United States for the issuance to the Purchaser hereunder and for resale by the Purchaser to the public (or to obtain an exemption from such qualification). Without limiting any other obligation of the Company hereunder, the Company shall timely make all filings and reports relating to the offer and issuance of such Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable state securities or “blue sky” laws), and the Company shall comply with all applicable federal, state, local and foreign laws, statutes, rules, regulations and the like relating to the offering and issuance of such Securities to the Purchaser.

(t) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as disclosed in the SEC Documents and set forth in Schedule 3.1(t), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(u) No Defaults. Except as disclosed in SEC Documents and/or in Schedule 3.1(u) hereof, the Company is not in a default under, or has given to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party.

(v) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its and its Subsidiaries’ relations with their respective employees are good. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except as disclosed in Schedule 3.1(v) or where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Tax Matters.

(i) All Tax Returns required to be filed by or on behalf of the Company have been duly and timely filed with the appropriate Taxing Authority in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, complete and correct in all material respects. All Taxes payable by or on behalf of the Company (whether or not shown on any Tax Return) have been fully and timely paid. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, the Company has made due and sufficient accruals for such Taxes in the GAAP Financial Statements and in its books and records. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company. The Company has complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, equity owner or other third party and has duly and timely withheld and paid over to the appropriate Taxing Authority all amounts required to be so withheld and paid under all applicable Legal Requirements.

(ii) The Company has not (i) requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed, (ii) granted any extension for the assessment or collection of Taxes, which Taxes have not since been paid, or (iii) granted to any Person any power of attorney that is currently in force with respect to any Tax matter. The Company is not a foreign person within the meaning of Sections 7701(a)(1) and 7701(a)(5) of the Code. The Company has never been a shareholder of any consolidated, combined, affiliated or unitary group of corporations for any Tax purposes. The Company is not a party to any Tax allocation or Tax sharing agreement nor has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Legal Requirement), as a transferee or successor, by contract, or otherwise.

(iii) The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that obligates it to make any payments that are not deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code.

(x) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents and as set forth on Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

(y) Absence of Certain Changes. Other than as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Tranche Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(y), “Insolvent” means, with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total indebtedness, (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(z) No Undisclosed Events, Liabilities, Developments or Circumstances. Since the date of the latest audited financial statements included within the SEC Documents, except as set forth in the SEC Documents: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Documents, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) except as disclosed in the SEC Documents and set forth on Schedule 3.1(z), the Company has not issued any equity securities to any officer, director or Affiliate. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(z), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least two (2) Trading Days prior to the date that this representation is made.

(aa) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the transactions contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(bb) General Solicitation. None of the Company, any of its Affiliates or any person acting on behalf of the Company or such Affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(cc) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to ERISA, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(dd) Regulatory Permits. The Company and the Subsidiaries possess all approvals, certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(ee) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property (if any) owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth on Schedule 3.1(ee) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries is held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, or where the failure of a lease to be enforceable would not result in a Material Adverse Effect.

(ff) Intellectual Property.

(i) The term “Intellectual Property Rights” includes:

(A) the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks”);

(B) all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents”);

(C) all copyrights in both unpublished works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

(D) all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works”); and

(E) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets”) owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii) Agreements. Except as set forth on Schedule 3.1(ff), there are no outstanding and, to the Company’s Knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii) Know-How Necessary for the Business. The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, except as set forth on Schedule 3.1(ff), free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights. To the Company’s Knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv) Patents. The Company is the owner of, or has acquired the right and maintains the right to use, all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company’s Knowledge, except as set forth in Schedule 3.1(ff): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v) Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and except as set forth on Schedule 3.1(ff) are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date. Except as set forth in Schedule 3.1(ff), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s Knowledge, no such action is threatened with respect to any of the Marks. To the Company’s Knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi) Copyrights. The Company is the owner of all rights, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims. All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of the Closing. To the Company’s Knowledge, no Copyright is infringed or has been challenged or threatened in any way. To the Company’s Knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii) Trade Secrets. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute and exclusive right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company, except as disclosed on Schedule 3.1(ff). No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(gg) Stock Option Plans. Each stock option granted by the Company under the stock option plan was granted (i) in accordance with the terms of such stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under any stock option plan has been backdated. Except as disclosed in the SEC Documents, the Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Company or any Subsidiary, threatened.

(jj) No Integrated Transaction. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(kk) Application of Takeover Protections. The Company and the Board of Directors will, no later than five (5) Business Days prior to the Closing Date, have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(ll) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that, except as set forth in the SEC Documents: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Documents, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(mm) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the Subscription Amount, except as set forth on Schedule 3.1(mm). Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(nn) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth herein.

(oo) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, and the Company’s good faith estimate of the fair market value of its assets, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no Knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(oo) sets forth as of the date hereof all outstanding liens and secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Except as disclosed on Schedule 3.1(oo), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(pp) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(qq) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(rr) Accountants and Lawyers. The Company’s independent registered public accounting firm is set forth on Schedule 3.1(rr). To the Knowledge and belief of the Company, such accounting firm: (i) is an independent registered public accounting firm and (ii) has expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended February 28, 2025. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ss) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth in the SEC Documents and on Schedule 3.1(ss) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any Material Agreement, (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(tt) Promotional Stock Activities. Neither the Company, its officers, its directors, nor any Affiliates or agents of the Company have engaged in any stock promotional activity that are reasonably likely to give rise to a complaint, inquiry, or trading suspension by the SEC alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping”; or (iv) promotion without proper disclosure of compensation.

(uu) No “Off-balance Sheet Arrangements.” Other than as set forth in the SEC Documents and Schedule 3.1(uu), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(vv) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(ww) Going Concern. The Company’s independent registered public accounting firm has not included in any report or opinion delivered in connection with any financial statements of the Company filed with the SEC a “going concern” or like qualification or exception, or any qualification or exception as to the scope or sufficiency of the audit performed, except as disclosed in the SEC Documents and set forth on Schedule 3.1(ww). As of the date hereof, the Company has not received any oral or written notification from its independent registered public accounting firm that such firm is considering issuing or intends to issue any such qualification or exception in connection with any future financial statements of the Company. The Company has disclosed in the SEC Documents all material risks and uncertainties relating to the Company’s ability to continue as a going concern, including but not limited to any conditions or events that raise substantial doubt about such ability within the meaning of ASC 205-40.

(xx) Data Privacy and Cybersecurity. The Company and each of its Subsidiaries have implemented and maintain commercially reasonable written policies, procedures, and safeguards designed to protect (A) the confidentiality, integrity, and availability of all information technology systems, networks, software, hardware, and databases owned, operated, or controlled by the Company or any of its Subsidiaries (collectively, “Company IT Systems”), and (B) all information that identifies, relates to, or could reasonably be linked to an identified or identifiable natural person (“Personal Data”) collected, stored, processed, or transmitted by or on behalf of the Company or any of its Subsidiaries. Except as disclosed in the SEC Documents and as set forth on Schedule 3.1(xx), (i) in the past three (3) years, there has been no material unauthorized access to, or misuse, loss, theft, or breach of security of, any Company IT Systems or any Personal Data in the possession or control of the Company or any of its Subsidiaries; (ii) the Company and each of its Subsidiaries are and have been in material compliance with all applicable Legal Requirements relating to data privacy, data protection, and data security, including without limitation the California Consumer Privacy Act, the General Data Protection Regulation (to the extent applicable), and all of the Company’s and its Subsidiaries’ own published privacy policies and contractual obligations relating to data privacy and security; (iii) the Company and its Subsidiaries maintain a written incident response plan; and (iv) neither the Company nor any of its Subsidiaries has received any written notice, complaint, claim, enforcement action, or investigation from any Governmental Authority alleging any violation of any applicable data privacy or cybersecurity Legal Requirement.

(yy) Payment Card Industry Compliance. To the extent the Company or any of its Subsidiaries accepts, processes, stores, or transmits payment card data in connection with its travel booking platform or otherwise, the Company and each of its Subsidiaries are in material compliance with the Payment Card Industry Data Security Standard (“PCI DSS”) and all applicable payment network rules and requirements. Neither the Company nor any of its Subsidiaries has experienced any security breach or compromise of payment card data that has resulted in, or would reasonably be expected to result in, the imposition of any material fines, penalties, or assessments by any payment card brand, payment processor, or acquiring bank, or the suspension or termination of the Company’s or any of its Subsidiaries’ ability to accept or process payment card transactions. No investigation or inquiry by any payment card brand, payment processor, or acquiring bank regarding the Company’s or any of its Subsidiaries’ compliance with PCI DSS is pending or, to the Knowledge of the Company, threatened.

(zz) Travel Industry and Consumer Protection Regulations. The Company and each of its Subsidiaries possess all material licenses, registrations, permits, and approvals required under applicable Legal Requirements for the conduct of their respective businesses as currently conducted, including all registrations and licenses required of sellers of travel, travel agents, or travel service providers (collectively, “Travel Licenses”), and all such Travel Licenses are in full force and effect. The Company and each of its Subsidiaries are and have been in material compliance with all applicable federal, state, local, and foreign consumer protection laws, regulations, and rules relating to the advertising, marketing, sale, and provision of travel products and services, including the rules and regulations of the U.S. Department of Transportation (to the extent applicable), the Federal Trade Commission Act, and state unfair and deceptive trade practices laws. The Company and its Subsidiaries maintain all material bonds, trust accounts, or other financial assurance mechanisms required by applicable Legal Requirements in connection with the sale of travel products and services, and all such arrangements are in full force and effect. Neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority of any pending or threatened revocation, suspension, or non-renewal of any Travel License, or alleging any material violation of any such consumer protection Legal Requirement.

(aaa) Revenue Recognition. The Company and its Subsidiaries recognize revenue in accordance with GAAP, including Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). Without limiting the generality of the foregoing, the Company has properly determined and disclosed in the SEC Documents whether it acts as a principal or agent with respect to each material revenue stream (including, without limitation, travel booking commissions, platform fees, service fees, and any other revenue arrangements), and has recognized revenue on a gross or net basis, as applicable, in accordance with ASC 606. The Company has not received any written comment, inquiry, or notice from the SEC or the Company’s independent registered public accounting firm questioning or challenging the Company’s revenue recognition policies or practices, except as disclosed in the SEC Documents and set forth on Schedule 3.1(aaa).

(bbb) Related Party Transactions. Except as disclosed in the SEC Documents and as set forth on Schedule 3.1(bbb), since the date of the Company’s most recent Annual Report on Form 10-K, neither the Company nor any of its Subsidiaries has entered into, and there are no currently effective, transactions, agreements, arrangements, or understandings (whether written or oral) between the Company or any of its Subsidiaries, on the one hand, and any (i) officer, director, or nominee for director of the Company or any of its Subsidiaries, (ii) beneficial owner of more than five percent (5%) of any class of the Company’s voting securities, (iii) Affiliate of any of the foregoing, or (iv) any member of the immediate family of any of the foregoing Persons, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act (each, a “Related Party Transaction”). Each Related Party Transaction set forth on Schedule 3.1(bbb) or disclosed in the SEC Documents was entered into on terms no less favorable to the Company than could have been obtained in an arm’s-length transaction with a non-affiliated Person, and was approved by a majority of the disinterested members of the Board of Directors (or a committee thereof) in accordance with the Company’s related party transaction policy and applicable Legal Requirements.

(ccc) Technology Platform; Company IT Systems.

(i) The Company IT Systems are adequate and sufficient for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted, including the Company’s travel technology platform and any associated mobile applications, websites, APIs, and back-end infrastructure. The Company and its Subsidiaries own, license, or otherwise have the legal right to use all Company IT Systems material to the operation of their businesses.

(ii) In the past twelve (12) months, there has been no material failure, breakdown, continued substandard performance, or unplanned downtime of any Company IT Systems that has caused, or would reasonably be expected to cause, a Material Adverse Effect. The Company and its Subsidiaries maintain commercially reasonable disaster recovery and business continuity plans and procedures with respect to the Company IT Systems and have taken commercially reasonable steps to test and implement such plans and procedures.

(iii) To the Knowledge of the Company, the Company IT Systems do not contain any material bugs, defects, viruses, Trojan horses, worms, or other malicious code or undocumented contaminants that would reasonably be expected to cause a Material Adverse Effect.

(ddd) Customer and Supplier Concentration. Except as disclosed in the SEC Documents and as set forth on Schedule 3.1(ddd), (i) no single customer or group of affiliated customers accounted for more than ten percent (10%) of the Company’s consolidated revenue for the most recently completed fiscal year or the most recently completed interim period for which financial statements have been filed with the SEC, and (ii) no single supplier, vendor, or service provider (including any travel supplier, hotel chain, airline, or other travel content provider) is a sole-source or exclusive provider of any product, service, or content that is material to the Company’s business as currently conducted. Since the date of the Company’s most recently filed Annual Report on Form 10-K, no customer, supplier, vendor, or service provider that is material to the Company’s business has terminated, materially reduced, or, to the Knowledge of the Company, threatened in writing to terminate or materially reduce, its relationship with the Company or any of its Subsidiaries, except as disclosed in the SEC Documents.

(eee) Nasdaq Compliance History. Without limiting the representations and warranties set forth in Sections 3.1(m), 3.1(o), and 3.1(p), the Company has disclosed to the Purchaser in the SEC Documents and on Schedule 3.1(eee) a complete and accurate history of all notices of non-compliance, deficiency letters, warning letters, delisting determinations, and hearing panel decisions received by the Company from the Principal Market or any other Trading Market during the twenty-four (24) month period preceding the date of this Agreement, including without limitation any notices relating to the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), the minimum stockholders’ equity requirement under Nasdaq Listing Rule 5550(b), or any other continued listing standard. The Company has disclosed all remedial actions taken or proposed to be taken in response to any such notices, including without limitation any reverse stock splits, and such remedial actions are accurately described in the SEC Documents and/or on Schedule 3.1(eee). As of the date hereof, the Company is in compliance with all applicable listing and maintenance requirements of the Principal Market.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to, and as applicable covenants with, the Company as of the date hereof and as of the Closing:

(a) Authority. The Purchaser has all necessary corporate power and authority to execute and deliver the Transaction Documents, to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly and validly authorized by its managing member, and no other company proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the Transaction Documents have been duly validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company, constitute a legally valid and binding obligation of the Purchaser, each enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity, whether considered in a proceeding in equity or at law).

(b) No Conflict. None of the execution, delivery or performance of the Transaction Documents by the Purchaser, the consummation by the Purchaser of the transactions contemplated by this Agreement, or compliance by the Purchaser with any of the provisions of this Agreement will (with or without notice or lapse of time, or both): (a) conflict with or violate any provision of the organizational or governing documents of the Purchaser, or (b) assuming that all consents, approvals, authorizations and permits described in Section 3.1(d) have been obtained and all filings and notifications described in Section 3.1(d) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any law applicable to the Purchaser, except, with respect to clause (b), for any such conflicts, violations, consents, breaches, losses, defaults, other occurrences which, individually or in the aggregate, have not had a Material Adverse Effect on the ability of the Purchaser to perform its obligations hereunder.

(c) Information in the Form 8-K and Registration Statement. The information supplied by the Purchaser in writing expressly for inclusion or incorporation by reference in the Form 8-K (as hereinafter defined), the Registration Statement, and any amendment thereof or supplement thereto, will not, on the date submitted to the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, that such information shall only consist of the name, address and other information that is required to be provided in the Form 8-K and Registration Statement for purposes of identifying the Purchaser and the number of securities of the Company beneficially owned by the Purchaser as of such date for inclusion in the selling stockholders table in the Registration Statement.

(d) No Litigation. There are no actions, suits, arbitrations, mediations, proceedings or claims pending or, to the knowledge of the Purchaser, threatened against Purchaser that seeks to restrain or enjoin the consummation of the transactions contemplated hereby.

(e) Securities Act Representations.

(i) Restricted Shares. The Purchaser represents that it understands that except as provided herein or in the Warrants, the Securities to be sold to it pursuant to this Agreement will not be registered pursuant to the registration requirements of the Securities Act and that the resale of such Securities is subject to certain restrictions hereunder and under federal and state securities laws. The Purchaser represents that it is acquiring such Securities for its own account, not as a nominee or agent, and not with a view to the distribution thereof in violation of applicable securities laws. The Purchaser further represents that it has been advised and understands that to the extent such Securities have not been registered under the Securities Act, such Securities must be held indefinitely unless (i) the resale of such Securities has been registered under the Securities Act, (ii) a sale of such Securities is made in conformity with the holding period, volume and other limitations of Rule 144 promulgated by the SEC under the Securities Act, or (iii) in the opinion of counsel reasonably acceptable to the Company, some other exemption from registration is available with respect to any proposed sale, transfer or other disposition of such Securities.

(ii) Legend. The Purchaser represents that it has been advised and understands that, subject to applicable securities laws, stop transfer instructions will be given to the Company’s Transfer Agent with respect to the Securities and that a legend, substantially in the form provided for in Section 3.2(f) hereof, setting forth the restrictions on transfer will be set forth on the certificates for the Issuable Shares or any substitutions therefor.

(iii) Accredited Investor. The Purchaser is an “accredited investor” (as such term is defined in Regulation D under the Securities Act).

(iv) Affiliate Status. As of the date of this Agreement and during the 90 calendar days prior to the date of this Agreement, neither the Purchaser nor any Affiliate thereof is or was an officer, director, or 10% or more stockholder of the Company.

(v) Certain Fees. Purchaser represents that it has not paid, and shall not pay, any commissions or other remuneration, directly or indirectly, to any third party for the solicitation of any transaction contemplated by this Agreement and no additional consideration from the Purchaser was received or will be received by the Company for the Securities, except for any payments that may be made by the Purchaser to the Company for the Purchase of Warrant Shares in connection with an exercise of the Warrants in accordance with the terms of the Warrants.

(vi) Absence of Reliance. Purchaser understands and acknowledges that the issuance and transfer to it of the Securities has not been reviewed by the SEC or any state securities regulatory authority because such transaction is intended to be exempt from the registration requirements of the Securities Act, and applicable state securities laws. Purchaser understands that the Company is relying upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

(vii) Status of Purchaser. Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Purchaser’s investment in the Company through Purchaser’s acquisition of the Securities. The Purchaser is able to bear the economic risk of its investment in the Company through Purchaser’s acquisition of the Securities for an indefinite period of time. The Purchaser can afford a complete loss of such investment and has no need for liquidity in such investment. Purchaser acknowledges that it has prior investment experience and that it recognizes and fully understands the highly speculative nature of Purchaser’s investment in the Company pursuant to its acquisition of the Securities. The Purchaser acknowledges that it, either alone or together with its professional advisors, has the capacity to protect its own interests in connection with the transactions contemplated hereby.

(viii) No General Solicitation. The Purchaser represents and warrants that it was not induced to invest in the Company (pursuant to the issuance to it of the Securities) by any form of general solicitation or general advertising, including, but not limited to, the following: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media (including via the Internet) or broadcast over the news or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(ix) No Short Sales. Purchaser agrees that neither it nor its Affiliates, agents or representatives shall at any time engage in any Short Sales of, or sell put options or similar instruments with respect to, the Company’s Common Stock or any other of the Company’s securities.

(x) Acknowledgement of Receipt of Information. The Purchaser has had an opportunity to ask questions and receive answers and materials, and to discuss the business of the Company and its subsidiaries and related matters, with certain key officers of the Company and its subsidiaries regarding the transactions contemplated hereby. The Purchaser hereby acknowledges and agrees that other than the Company’s representations and warranties set forth in Section 3.1 hereof, neither the Company nor any of its representatives makes or has made any representation or warranty, express or implied, at law or in equity, with respect to the business of the Company or any subsidiary thereof nor with respect to the Securities.

(f) The Purchaser understands and agrees that the certificates for the Securities shall bear substantially the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(g) Certificates evidencing Securities shall not be required to contain the legend set forth in Section 3.2(f) above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that the Purchaser provides the Company with reasonable assurances that such Securities are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of the Purchaser’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Business Days following the delivery by the Purchaser to the Company or the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to effect the reissuance and/or transfer, if applicable), together with any other deliveries from the Purchaser as may be required above in this Section 3.2(g), as directed by the Purchaser, either: (A) provided that the Company’s Transfer Agent is participating in the FAST Program and the Securities are Conversion Shares or Warrant Shares, credit the aggregate number of Conversion Shares to which the Purchaser shall be entitled to the Purchaser’s or its designee’s balance account with DTC through its DWAC system or (B) if the Company’s Transfer Agent is not participating in the FAST Program, issue and deliver (via reputable overnight courier) to the Purchaser, a certificate representing such Securities that is free from all restrictive and other legends, registered in the name of the Purchaser or its designee. The Company shall be responsible for any transfer agent fees, fees of legal counsel to the Company or DTC fees with respect to any issuance of Securities or the removal of any legends with respect to any Securities in accordance herewith.

(h) the Purchaser understands that neither the SEC nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the transactions contemplated by the Transaction Documents. There is no government or other insurance covering any of the Securities.

(i) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby and/or thereby.

(j) The Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of a prospective investment in the Securities. The Purchaser has not been organized solely for the purpose of acquiring the Securities. The Purchaser is not relying on the Company or any of its employees, agents, or advisors with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisors.

(k) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or its Advisors, if any, in connection with the transactions contemplated by the Transaction Documents that are in any way inconsistent with the information contained therein.

(l) The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the transactions contemplated by the Transaction Documents, and has so evaluated the merits and risks of such investment. The Purchaser has not authorized any person or entity to act as its Purchaser Representative (as that term is defined in Regulation D of the General Rules and Regulations under the Securities Act) in connection with the transactions contemplated by the Transaction Documents. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

ARTICLE IV

COVENANTS

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require an opinion of counsel to the effect that such transfer does not require registration of such transferred Securities under the Securities Act; provided that, upon request of the transferor, the Company shall cause its counsel to provide such opinion at the Company’s sole cost and expense. As a condition of such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the other applicable Transaction Documents and shall have the rights and obligations of the Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on the Securities in the following form:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The Company acknowledges and agrees that the Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities into the name of the pledgees or secured parties, in their respective capacities as such. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s sole expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, and will do so within five (5) Business Days of the Purchaser’s request.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement covering the resale of any such securities is effective under the Securities Act; (ii) following any sale of such Conversion Shares pursuant to Rule 144; or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall upon request of the Purchaser and at the Company’s sole expense cause its counsel to issue a legal opinion to the Transfer Agent within three (3) Business Days after any of the events described in (i)-(iii) in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of any Preferred Shares is converted at a time when there is an effective registration statement to cover the resale of the Conversion Shares, or if such Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC), then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares issued with a restrictive legend (such second Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV without the Purchaser’s prior written consent. Certificates for the Conversion Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the DTC System as directed by the Purchaser.

(d) In lieu of delivering physical certificates representing the unlegended shares, upon request of the Purchaser, so long as the certificates therefor do not bear a legend and the Purchaser is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the unlegended shares by crediting the account of Purchaser’s prime broker with the DTC through its DWAC system, provided that the Company’s Common Stock is DTC eligible and the Company’s Transfer Agent participates in the DWAC system and such Securities are Conversion Shares. Such delivery must be made on or before the Legend Removal Date. The Company shall maintain DTC eligibility and ensure its Transfer Agent participates in the DWAC system for as long as the Purchaser holds any Securities.

(e) In the event the Purchaser shall request delivery of unlegended shares as described in this Section 4.1 and the Company is required to deliver such unlegended shares, the Company may not refuse to deliver unlegended shares based on any claim that the Purchaser or anyone associated or affiliated with the Purchaser has not complied with Purchaser’s obligations under the Transaction Documents, or for any other reason, unless an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such unlegended shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of the Purchaser in the amount of 150% of the greater of (i) the aggregate stated value of the Conversion Shares which is subject to the injunction or temporary restraining order, or (ii) the VWAP of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of unlegended shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to the Purchaser to the extent Purchaser obtains judgment in Purchaser’s favor. The Company shall be liable for all costs and expenses, including reasonable attorneys’ fees, incurred by the Purchaser in connection with any wrongful refusal to deliver unlegended shares.

4.2 Furnishing of Information. For as long as the Purchaser owns Preferred Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. For as long as the Purchaser owns Preferred Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Preferred Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Preferred Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Preferred Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Preferred Shares in a manner that would require the registration under the Securities Act of the sale of the Preferred Shares to Purchaser or that would be integrated with the offer or sale of the Preferred Shares for purposes of the rules and regulations of any Trading Market.

4.4 Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K (the “Form 8-K”) disclosing all material terms of the transactions contemplated hereby no later than 9:00 a.m. (New York City time) on the first (1st) Trading Day immediately following the date hereof, and may issue a press release; provided that the Company shall provide the Purchaser with a draft of the Form 8-K and any such press release at least twenty-four (24) hours prior to filing or issuance, as applicable, for the Purchaser’s review and comment, and the Company shall use reasonable efforts to incorporate any reasonable comments provided by the Purchaser. Upon the filing of the Form 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees, affiliates or agents that is not disclosed in the Form 8-K. The Company and Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release or otherwise make any such public statement without the prior written consent of the Company, with respect to any such press release of Purchaser, or without the prior written consent of Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or Principal Market Rules, in which case the disclosing party shall promptly provide the other party with prior written notice of such public statement or communication at least one (1) Business Day in advance (or, if not practicable, as much advance notice as is reasonably practicable). Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the SEC or any regulatory agency or Principal Market, without the prior written consent of the Purchaser, except (i) as contained in the Form 8-K and press release described above (provided that such disclosure is limited to information previously consented to by the Purchaser), (ii) as required by federal securities law in connection with any registration statement under which the securities are registered, or (iii) to the extent such disclosure is required by law or Principal Market Rules, in which case the Company shall provide Purchaser with prior written notice of such disclosure at least two (2) Business Days in advance (or, if not practicable, as much advance notice as is reasonably practicable), and shall use reasonable efforts to limit such disclosure to the minimum extent required.

4.5 Right of Participation.

(a) From the date hereof through the date that no Securities held by the Purchaser are outstanding, in connection with the sale by the Company of its securities other than an Exempt Issuance (the “Offered Securities”), the Company shall provide the Purchaser with written notice at least three (3) Business Days prior to the consummation of such sale; provided, however, that in the case of an overnight or bought deal financing, the Company shall provide the Purchaser with written notice at least six (6) hours prior to the consummation of such sale. The Company shall use its best efforts to allow the Purchaser to participate in an amount up to 20% of the Offered Securities.

(b) The Purchaser shall have the right (but not the obligation) to exchange all or any portion of the Preferred Shares then held by the Purchaser for Offered Securities at an exchange rate equal to one hundred percent (100%) of the stated value of such Preferred Shares (the “Exchange Right”). If the Purchaser elects to exercise its Exchange Right, the Purchaser shall deliver written notice to the Company specifying the number of Preferred Shares to be exchanged (the “Exchange Notice”) prior to the consummation of the sale of such Offered Securities. Upon the Company’s receipt of the Exchange Notice, the Purchaser shall surrender the applicable Preferred Shares to the Company, and the Company shall issue to the Purchaser a number of Offered Securities having an aggregate value (based on the effective per share price of such Offered Securities) equal to one hundred percent (100%) of the aggregate stated value of the Preferred Shares so surrendered. The Exchange Right may be exercised in combination with, or in lieu of, the Purchaser’s participation rights under Section 4.5(a).

4.6 Stockholders Rights Plan; Investment Company. No claim will be made or enforced by the Company or, to the Knowledge of the Company, any other Person that Purchaser is an “Acquiring Person” under any stockholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Preferred Shares under the Transaction Documents or under any other agreement between the Company and Purchaser. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

4.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. On and after the date hereof, neither Purchaser nor any Affiliate of Purchaser shall have any duty of trust or confidence that is owed directly, indirectly, or derivatively, to the Company or the stockholders of the Company, or to any other Person who is the source of material non-public information regarding the Company. The Company understands and confirms that Purchaser shall be relying on the foregoing in effecting transactions in securities of the Company.

4.8 Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general working capital purposes. The Company will not use the proceeds from the sale of the Securities directly or indirectly for (i) except as otherwise agreed in writing by the Purchaser, the satisfaction of any indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any securities of the Company or any of its Subsidiaries, or (iii) the settlement of any outstanding litigation.

4.9 Certain Transactions. The Purchaser covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction which establishes a net short position with respect to the Company’s Common Stock, during the period commencing with the execution of this Agreement and ending on the date of the full conversion of the Preferred Shares.

4.10 Registration Rights.

(a) Definitions.

“Registrable Securities” means the Conversion Shares, the Warrant Shares, the Collateral Shares, and any securities issued or issuable with respect thereto by way of stock dividend, stock split, recapitalization, merger, or similar transaction, but excludes securities sold pursuant to a registration statement or Rule 144 or eligible to be sold under Rule 144 without volume or manner-of-sale restrictions.

“Holder” means the Purchaser and any Permitted Transferee.

“Permitted Transferee” means any Affiliate of the Purchaser or any transferee who agrees in writing to be bound by this Section 4.10.

(b) Shelf Registration. The Company shall file a registration statement on Form S-3 (or Form S-1 if S-3 is unavailable) covering all Registrable Securities within fifteen (15) days after the Closing Date (the “Filing Deadline”) and use best efforts to cause it to become effective within thirty (30) days after the Closing Date (or sixty (60) days if the SEC reviews the registration statement) (the “Effectiveness Deadline”). If (i) the Company fails to file by the Filing Deadline, (ii) effectiveness is delayed beyond the Effectiveness Deadline, or (iii) after effectiveness, sales under the registration statement are suspended or the registration statement otherwise ceases to be effective and available for resale of all Registrable Securities for more than ten (10) consecutive calendar days or twenty (20) calendar days in any 12-month period (other than a permitted suspension under Section 4.10(d)) (each, a “Registration Default”), the Company shall pay, in cash, liquidated damages of $3,000 per day for each day a Registration Default continues. Liquidated damages shall be paid monthly in arrears, without setoff or deduction, and shall continue to accrue without cap until cured.

(c) Piggyback Registration. If the Company proposes to register equity securities (excluding Form S-4, S-8, or employee benefit registrations), it shall give Holders at least ten (10) days’ notice (or 24 hours for overnight deals) and include all Registrable Securities requested for inclusion. If underwriters advise a cutback, Holders’ shares shall be included (i) second (after Company shares) in Company offerings, and (ii) first in any secondary stockholder offering, in each case pro rata among Holders and ahead of other stockholders.

(d) Registration Procedures. In connection with any registration, the Company shall (i) prepare and file all necessary registration statements, amendments, and supplements, (ii) keep registration statements effective until all Registrable Securities are sold or freely tradeable, (iii) register or qualify under applicable blue sky laws, (iv) provide prompt notice of SEC comments, stop orders, and material events, (v) use best efforts to list all Registrable Securities on each exchange on which the Common Stock is listed, (vi) enter into customary underwriting agreements and provide customary legal opinions and comfort letters for underwritten offerings, and (vii) cooperate to facilitate timely delivery of unlegended certificates. The Company may suspend sales for up to ninety (90) days per year to address material misstatements or omissions in the registration statement.

(e) Expenses. The Company shall bear all registration expenses, including filing fees, printing, blue sky compliance, counsel fees (including one counsel for Holders, up to $10,000 per registration), accountant fees, listing fees, and, for the avoidance of doubt, all underwriting discounts, commissions, and transfer taxes attributable to the sale of Registrable Securities by Holders.

(f) Indemnification. The Company shall indemnify each Holder and its officers, directors, employees, agents, and controlling persons against all losses arising from any material misstatement or omission in any registration statement, except to the extent arising from information furnished by such Holder. Each Holder shall indemnify the Company against losses arising from information furnished by such Holder expressly for use in the registration statement; provided that Holder liability shall not exceed the net proceeds received by such Holder from the applicable offering. If indemnification is unavailable, the parties shall contribute in proportion to relative fault, with Holder contribution capped at net proceeds received.

(g) Transfer; Survival; Termination. Registration rights may be transferred to any Permitted Transferee upon written notice to the Company. These rights shall survive any merger, consolidation, or reorganization of the Company and shall bind any successor entity. Registration rights shall terminate when all Registrable Securities have been sold or may be sold freely under Rule 144 without volume or manner-of-sale restrictions, or on the fifth (5th) anniversary of the Closing Date. The Company shall at all times use best efforts to comply with Rule 144 requirements and furnish compliance information upon request.

(h) Registration of Collateral Shares. The Company acknowledges that the Collateral Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that, upon any transfer of such shares to the Purchaser (whether by foreclosure, UCC sale, or otherwise upon an Event of Default under the Pledge Agreement), the Purchaser may not be able to resell such shares without registration or an available exemption. Accordingly, the Company covenants and agrees that:

(i) Upon the Purchaser’s written request (which may be made at any time on or after the Closing Date), the Company shall use its reasonable best efforts to (A) include the Collateral Shares in any registration statement filed by the Company covering the resale of the Collateral Shares, and (B) maintain the effectiveness of such registration statement until the earlier of (1) the date on which all Collateral Shares have been sold or (2) the date on which the Collateral Shares are eligible for resale under Rule 144 without volume or manner-of-sale limitations and without the requirement for the Company to be in compliance with the current public information requirement of Rule 144;

(ii) In the event of an Event of Default under the Certificate of Designation or the Pledge Agreement, the Company shall (A) use its best efforts to cause any then-pending registration statement covering the Collateral Shares to become effective within ten (10) Business Days following the Purchaser’s written request, (B) promptly instruct the Transfer Agent to remove any restrictive legends on the Collateral Shares and deliver such shares via DWAC to the Purchaser’s designated brokerage account, and (C) cause Company counsel to deliver any legal opinions required by the Transfer Agent in connection with the foregoing, in each case within three (3) Business Days of the Purchaser’s request;

(iii) The Company shall cooperate with the Purchaser in all respects reasonably necessary to facilitate the prompt resale of the Collateral Shares, including making available senior management for any due diligence inquiries, filing all necessary amendments and supplements to the registration statement, responding to SEC comments, providing comfort letters and legal opinions, and listing the Collateral Shares on each exchange on which the Common Stock is listed; and

(iv) The Company shall not take or cause to be taken any action that would impair, delay, or frustrate the registration of the Collateral Shares for resale by the Purchaser. The indemnification, expense, and procedural provisions of Sections 4.10(e) through (g) shall apply mutatis mutandis to any registration of the Collateral Shares.

4.11 ATM Offerings. From the date hereof until 180 days after the Closing Date, in connection with any “at the market” offerings conducted by the Company, to the extent that any Preferred Shares are outstanding, the Company shall provide written notice to the Purchaser within two (2) Business Days of any draws or sales made pursuant to such offerings, specifying the net proceeds received by the Company. Upon receipt of such notice, the Purchaser shall have the right (but not the obligation), exercisable by written notice to the Company within five (5) Business Days of the Purchaser’s receipt of such notice, to require the Company to apply an amount equal to twenty-five percent (25%) of the net proceeds received by the Company from such draws or sales to redeem Preferred Shares at the Redemption Price (as defined in the Certificate of Designation). Any such redemption payment shall be made by wire transfer of immediately available funds to an account designated by the Purchaser within five (5) Business Days following the Company’s receipt of the Purchaser’s election notice.

4.12 Primary Market Compliance. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, the parties shall use commercially reasonable efforts to comply with the Principal Market Rules, including the listing requirements, and as long as the Common Stock remains listed on the Principal Market the parties shall not enforce any provision of any Transaction Document which does not comply with the Principal Market Rules.

4.13 Reservation of Shares. The Company shall duly authorize and reserve a sufficient number of shares of Series B Preferred Stock to be able to issue the Preferred Shares to the Purchaser. The Company shall initially reserve a sufficient number of shares of its authorized and unissued Common Stock (representing at least 150% of the estimated Conversion Shares and Warrant Shares), solely for the purpose of issuing the Conversion Shares and Warrant Shares. Thereafter, the Company shall reserve and keep available out of its authorized and unissued Common Stock no less than 150% of the sum of (i) solely for the purpose of issuing the Conversion Shares, a number of authorized and unissued shares of Common Stock as indicated in the Certificate and (ii) solely for the purpose of issuing the Warrant Shares, a number of authorized and unissued shares of Common Stock as indicated in the Warrant.

4.14 Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Conversion Shares and the Warrant Shares upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (so that all such Conversion Shares and the Warrant Shares may be traded on the foregoing, subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Conversion Shares and the Warrant Shares from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall use its best efforts to maintain the Common Stock’s listing or designation for quotation (as the case may be) on the Principal Market, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market or any Eligible Market. While any Securities remain outstanding, the Company shall maintain a transfer agent that participates in FAST. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.14.

4.15 Corporate Existence. So long as Purchaser owns the Warrants, the Company shall not be party to any Fundamental Transaction unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

4.16 Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

4.17 Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

4.18 Notice of Disqualification Events. The Company will notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person not otherwise disclosed herein.

4.19 Indemnification of Purchaser. Subject to the provisions of this Section 4.19, the Company will indemnify and hold the Purchaser and its officers, managers, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against, or any subpoena directed to, the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel retained to represent such Purchaser Party, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by the Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents or such Purchaser Party’s fraud, gross negligence or willful misconduct. The indemnification required by this Section 4.19 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to applicable law.

4.20 Failure to Timely Deliver; Buy-In. If the Company fails, for any reason or for no reason, to deliver to the Purchaser (or its designee) by any required delivery date either (I) if the Transfer Agent is not participating in FAST, a certificate for the number of Conversion Shares or Warrant Shares (as the case may be) to which the Purchaser is entitled and register such Conversion Shares or Warrant Shares (as the case may be) on the Company’s share register or, if the Transfer Agent is participating in FAST, to credit the balance account of the Purchaser or the Purchaser’s designee with DTC for such number of Conversion Shares or Warrant Shares (as the case may be) to which the Purchaser is entitled, or (II) if any Registration Statement covering the resale of the Conversion Shares or Warrant Shares (as the case may be) is not available for the resale of such shares and the Company fails to promptly so notify the Purchaser and deliver such shares electronically without any restrictive legend (each, a “Delivery Failure”), then, in addition to all other remedies available to the Purchaser, the Company shall pay in cash to the Purchaser on each day after such required delivery date and during such Delivery Failure an amount equal to 2% of the product of (A) the sum of the number of shares of Common Stock not issued to the Purchaser on or prior to such required delivery date and to which the Purchaser is entitled, and (B) any trading price of the Common Stock selected by the Purchaser in writing as in effect at any time during the period beginning on the date of the applicable conversion or exercise request and ending on the applicable share delivery date.

In addition to the foregoing, if on or prior to any required delivery date, a Delivery Failure occurs, and if on or after such Trading Day the Purchaser acquires (in an open market transaction, share loan or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock to which the Purchaser is entitled (a “Buy-In”), then the Company shall, within one (1) Trading Day after the Purchaser’s request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, share loan costs and other out-of-pocket expenses, if any) (the “Buy-In Price”), at which point the Company’s obligation to deliver such shares shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock that the Company was required to deliver to the Purchaser multiplied by (B) the lowest closing price of the Common Stock on any Trading Day during the period commencing on the date of the applicable conversion or exercise request and ending on the date of such delivery and payment. Nothing shall limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief.

4.21 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the sale of the Securities by the Company under this Agreement as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “blue sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.22 Post-Closing Pledge of Collateral Shares. Within two (2) Business Days after the Closing, the Company shall arrange for the pledge of 1,365,314 restricted Common Stock to the Purchaser as collateral security (the “Collateral Shares”) pursuant to the Guarantee and Pledge Agreement (the “Pledge Agreement”) in the form attached hereto as Exhibit B, and shall deliver to the Purchaser evidence that the pledge of the Collateral Shares has been perfected in favor of the Purchaser.

ARTICLE V

TERMINATION

5.1 Termination.

(a) The Purchaser may elect to terminate this Agreement upon the occurrence of any of the following:

(i) if at any time the Company has filed for and/or is subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company or any Subsidiary of the Company;

(ii) the Company is in breach or default of any Material Agreement, which breach or default could reasonably be expected to have a Material Adverse Effect;

(iii) the Company is in breach or default of this Agreement, any Transaction Document, or any agreement with any Purchaser or any Affiliate of the Purchaser, which breach or default could reasonably be expected to have a Material Adverse Effect; or

(iv) upon the occurrence of a Fundamental Transaction.

(b) The Company may elect to terminate this Agreement in the event that the Purchaser is in breach or default of this Agreement, any Transaction Document, or any agreement with the Company or any Affiliate of the Company, which breach or default could reasonably be expected to have a Material Adverse Effect.

(c) Purchaser Right to Terminate for Delay. In the event that the Closing shall not have occurred within five (5) Trading Days of the Execution Date, then the Purchaser shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Purchaser to any other party; provided, however, (i) the right to terminate this Agreement under this Section 5.1(c) shall not be available to the Purchaser if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Purchaser’s breach of this Agreement and (ii) no such termination shall affect any obligation of the Company under this Agreement to reimburse the Purchaser for expenses as set forth herein. Nothing contained in this Section 5.1(c) shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

ARTICLE VI

MISCELLANEOUS

6.1 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of any Preferred Share or exercise of any Warrant, to the extent applicable, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

6.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its Advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all Transfer Agent fees, DTC fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser in addition to paying the cost of any counsel or other expenses incurred in rendering Rule 144 opinions of the Purchaser upon request. The net funding to be received by the Company at Closing shall be $1,015,000.

6.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. Other than with respect to a notice delivered in accordance with Section 4.5 or Section 4.11 of this Agreement, to the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall promptly file such notice with the SEC pursuant to a Current Report on Form 8-K.

6.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts located in the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such New York court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.10 Survival. Subject to applicable statute of limitations, the representations and warranties contained herein shall survive the Closing Date.

6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

6.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

6.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.14 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon surrender and cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft, destruction, or mutilation, and of the ownership of such Security. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity and bonds) associated with the issuance of such replacement Securities.

6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to seek to obtain specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents.

6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17 Liquidated Damages. Such obligation shall continue until all liquidated damages have been paid in full in cash, regardless of whether the underlying instrument has been canceled, redeemed, converted, or otherwise terminated. All unpaid liquidated damages shall bear interest at the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily and compounded monthly from the date due until paid in full.

6.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

6.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

6.20 Obligation Absolute. The Company’s obligations to (i) pay any liquidated damages, dividends, Mandatory Default Amount, Buy-In Price, indemnification payments, or any other amount payable under any Transaction Document, (ii) deliver Conversion Shares, Warrant Shares, Collateral Shares, or any other Securities, (iii) honor any conversion notice, exercise notice, or redemption notice, and (iv) otherwise perform any covenant or obligation under any Transaction Document, are absolute, unconditional and irrevocable, and shall be performed strictly in accordance with their terms. Such obligations shall not be subject to, and the Company hereby irrevocably waives, any defense, setoff, recoupment, counterclaim, deduction, abatement, suspension, deferment, diminution, or claim of any kind, including without limitation any claim that the Purchaser or any Affiliate of the Purchaser has breached any Transaction Document, any other agreement between the parties, or any duty owed to the Company. Any such claim by the Company shall be asserted in a separate action and shall not delay, condition, reduce, or otherwise affect the Company’s performance hereunder. The Company’s obligations under the Transaction Documents shall not be affected by (a) any change in the corporate existence, structure, or ownership of the Company, (b) any insolvency, bankruptcy, reorganization, or similar proceeding affecting the Company or its assets, except as required by applicable law, (c) the existence of any claim, defense, or other right that the Company may have at any time against the Purchaser, or (d) any other circumstance whatsoever (with or without notice to or knowledge of the Company) that might otherwise constitute a legal or equitable defense available to, or a discharge of, the Company. The Purchaser shall be entitled to enforce the Company’s obligations under the Transaction Documents by any available legal or equitable remedy, including specific performance and injunctive relief, without the requirement of posting bond or surety and without proof of actual damages. The Company’s obligation to make any payment hereunder shall be performed in immediately available funds, in U.S. dollars, without setoff or deduction of any kind, including for taxes (which the Company shall gross up).

6.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

NEXTTRIP, INC.		Address for Notice: [*] [*] Attention: William Kerby

E-Mail: [*]

By:
Name:	William Kerby
Title:	Chief Executive Officer

With a copy to (which shall not constitute notice): [*] [*] [*] Attn: [*] E-Mail: [*]

PURCHASER SIGNATURE PAGES TO NEXTTRIP SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser: [*]

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory: [*]

Title of Authorized Signatory: [*]

Email Address of Authorized Signatory: [*]

Address for Notice to Purchaser: [*]

Subscription Amount:	$1,015,000

EXHIBIT A

FORM OF CERTIFICATE

EXHIBIT B

FORM OF PLEDGE AGREEMENT

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

FORM OF TRANSFER AGENT INSTRUCTION LETTER

EXHIBIT E

FORM OF CLOSING NOTICE